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Exhibit (a)(5)(iii)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

FOR THIS TYPE OF ACCOUNT:			GIVE THE SOCIAL SECURITY NUMBER OF:
1.	An individual's account		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Husband and wife (joint account)		The actual owner of the account, or if joint funds, either person(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
5.	Adult and minor (joint account)		The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of the guardian or committee for a designated ward, minor, or incompetent person		The ward, minor, or incompetent person(3)
7.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
8.	Sole proprietorship account		The owner(4)
9.	A valid trust, estate, or pension trust		The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself if not designated in the account title)(5)
10.	Corporate account		The corporation
11.	Religious, charitable, or educational organization account		The organization
12.	Partnership account held in the name of the business		The partnership
13.	Association, club, or other tax-exempt organization		The organization
14.	A broker or registered nominee		The broker or nominee

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.

(2)
Circle the minor's name and furnish minor's social security number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security Number.

(4)
You must show your individual name, but you may also enter your business or "doing business as" name. You may also use either your Social Security Number or Employer Identification Number (if you have one).

(5)
List first and circle the name of the legal trust, estate or pension trust.

        NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

        Payees specifically exempted from backup withholding on ALL payments include the following:

  (1)
  An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7).

  (2)
  The Unites States or an agency or instrumentality thereof.

  (3)
  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  (4)
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  (5)
  An international organization or any agency or instrumentality thereof.

        Other payees that may be exempt from backup withholding include the following:

  (6)
  A corporation;

  (7)
  A foreign central bank of issue.

  (8)
  A dealer in securities or commodities required to registered in the United States, the District of Columbia, or a possession of the United States.

  (9)
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  (10)
  A real estate investment trust.

  (11)
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  (12)
  A common trust fund operated by a bank under section 584(a).

  (13)
  A financial institution.

  (14)
  A middleman known in the investment community as a nominee or custodian.

  (15)
  An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1).

        For interest and dividend payments, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) are exempt, and a person registered under the Investment Advisors Act of 1940 who regularly acts as broker is also exempt. For barter exchange transactions and patronage dividends, only payees listed in items (1) through (5) >are exempt from backup withholding. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees listed in items (1) through (7). However, a corporation is not exempt from backup withholding on medical and health care payments, attorneys fees and payments for services paid by a federal executive agency that are reportable on Form 1099-MISC.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING:

        Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an ESOP.

        Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  •
  Payments described in section 6049(b)(5) to non-resident aliens.

  •
  Payments on tax-free covenant bonds under section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage or student loan interest paid to you.

        EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART 3 OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

        Certain payments, other than interest, dividends and patronage dividends, that are subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6045, 6050A and 6050N.

        PRIVACY ACT NOTICE—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

  (1)
  PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.    If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  (2)
  CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDER.    If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

  (3)
  CRIMINAL PENALTY FOR FALSIFYING INFORMATION.    Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
ADVISOR OR THE INTERNAL REVENUE SERVICE.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9